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                                                                   EXHIBIT 10




                                  BROWN & WOOD
                             ONE WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048

                           TELEPHONE: (212) 839-5300
                           FACSIMILE: (212) 839-5599


                                                               November 27, 1995


Merrill Lynch Global Resources Trust
800 Scudders Mill Road
Plainsboro, New Jersey 08536


Ladies and Gentlemen:

         This opinion is furnished in connection with the registration by Merrill Lynch Global Resources Trust, a Massachusetts business trust (the "Trust"), of 9,314,329 shares of beneficial interest, par value $0.10 per share (the "Shares"), under the Securities Act of 1933 pursuant to a registration statement on Form N-1A (File No. 2-97095), as amended (the "Registration Statement").
         As counsel for the Trust, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares.
In addition, we have examined and are familiar with the Declaration of Trust of the Trust, as amended, the By-Laws of the Trust and such other documents as we have deemed relevant to the matters referred to in this opinion.
         Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of beneficial interest.
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         In rendering this opinion, we have relied as to matters of
Massachusetts law upon an opinion of Bingham, Dana & Gould rendered to the Trust.
         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus and Statement of Additional Information constituting parts thereof.

                                             Very truly yours,
                                             /s/ BROWN & WOOD